Exhibit 15.1

AUDIT ALLIANCE LLP®

A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428 Website: www.allianceaudit.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-260129) on Form S-8 of our report dated May 13, 2025, with respect to the combined financial statements of Santech Holdings Ltd. as of June 30, 2023 and 2024 and for the years ended June 30, 2022, 2023 and 2024.

/s/Audit Alliance LLP

Audit Alliance LLP
Singapore
May 13, 2025